Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2006 and

For the Nine Months Ended September 30, 2006 and 2005

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	September 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$13,575	(1,725)	11,850
Interest-bearing bank balances	3,581	1,689	5,270
Federal funds sold and securities purchased under resale agreements	8,334	10,163	18,497

Total cash and cash equivalents	25,490	10,127	35,617
Trading account assets	32,621	11,283	43,904
Securities	101,048	6,778	107,826
Loans, net of unearned income	286,682	4,077	290,759
Allowance for loan losses	(2,941)	(63)	(3,004)

Loans, net	283,741	4,014	287,755
Loans held for sale	9,031	8	9,039
Premises and equipment	4,019	1,517	5,536
Due from customers on acceptances	1,200	—	1,200
Goodwill	21,354	2,181	23,535
Other intangible assets	2,392	(1,037)	1,355
Other assets	36,278	7,877	44,155

Total assets	$517,174	42,748	559,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	65,669	(1,789)	63,880
Interest-bearing deposits	273,266	(13,848)	259,418

Total deposits	338,935	(15,637)	323,298
Short-term borrowings	39,544	19,205	58,749
Bank acceptances outstanding	1,213	—	1,213
Trading account liabilities	13,987	5,566	19,553
Other liabilities	12,692	3,821	16,513
Long-term debt	56,213	30,206	86,419

Total liabilities	462,584	43,161	505,745

Minority interest in net assets of consolidated subsidiaries	1,724	1,273	2,997

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,816	5,271
Paid-in capital	37,356	(3,080)	34,276
Retained earnings	16,038	(3,342)	12,696
Accumulated other comprehensive income, net	(983)	(80)	(1,063)

Total stockholders’ equity	52,866	(1,686)	51,180

Total liabilities and stockholders’ equity	$517,174	42,748	559,922

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$14,506	(266)	14,240
Interest and dividends on securities	4,703	239	4,942
Trading account interest	735	378	1,113
Other interest income	354	1,246	1,600

Total interest income	20,298	1,597	21,895

INTEREST EXPENSE
Interest on deposits	6,411	(359)	6,052
Interest on borrowings	3,311	1,860	5,171

Total interest expense	9,722	1,501	11,223

Net interest income	10,576	96	10,672
Provision for credit losses	268	(40)	228

Net interest income after provision for credit losses	10,308	136	10,444

FEE AND OTHER INCOME
Service charges and fees	2,018	1,120	3,138
Commissions	461	1,312	1,773
Fiduciary and asset management fees	493	1,899	2,392
Principal investing	—	383	383
Other income	3,964	(1,085)	2,879

Total fee and other income	6,936	3,629	10,565

NONINTEREST EXPENSE
Salaries and employee benefits	4,557	3,323	7,880
Occupancy and equipment	1,367	353	1,720
Other intangible amortization	257	25	282
Sundry expense	4,129	(1,466)	2,663

Total noninterest expense	10,310	2,235	12,545

Minority interest in income of consolidated subsidiaries	—	289	289

Income before income taxes	6,934	1,241	8,175
Income taxes	2,243	442	2,685

Net income	$4,691	799	5,490

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,621	(497)	10,124
Interest and dividends on securities	4,170	127	4,297
Trading account interest	666	453	1,119
Other interest income	392	1,267	1,659

Total interest income	15,849	1,350	17,199

INTEREST EXPENSE
Interest on deposits	3,828	(149)	3,679
Interest on borrowings	2,092	1,270	3,362

Total interest expense	5,920	1,121	7,041

Net interest income	9,929	229	10,158
Provision for credit losses	139	29	168

Net interest income after provision for credit losses	9,790	200	9,990

FEE AND OTHER INCOME
Service charges and fees	1,742	945	2,687
Commissions	500	1,270	1,770
Fiduciary and asset management fees	605	1,616	2,221
Principal investing	2	264	266
Other income	2,433	(147)	2,286

Total fee and other income	5,282	3,948	9,230

NONINTEREST EXPENSE
Salaries and employee benefits	4,044	3,157	7,201
Occupancy and equipment	1,280	311	1,591
Other intangible amortization	299	24	323
Sundry expense	2,810	(261)	2,549

Total noninterest expense	8,433	3,231	11,664

Minority interest in income of consolidated subsidiaries	—	239	239

Income before income taxes	6,639	678	7,317
Income taxes	2,087	294	2,381

Net income	$4,552	384	4,936

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2005	$455	4,734	5,189
Purchases of common stock	—	(250)	(250)
Common stock issued for
Stock options and restricted stock	—	69	69
Acquisitions	—	263	263

Balance, September 30, 2006	455	4,816	5,271

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	(3,432)	31,172
Purchases of common stock	—	(1,591)	(1,591)
Common stock issued for
Stock options and restricted stock	—	910	910
Acquisitions	2,752	948	3,700
Deferred compensation, net	—	85	85

Balance, September 30, 2006	37,356	(3,080)	34,276

RETAINED EARNINGS
Balance, December 31, 2005	12,974	(1,001)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	41
Purchases of common stock	—	(2,283)	(2,283)
Net income	4,691	799	5,490
Acquisitions	832	(832)	—
Cash dividends	(2,500)	(25)	(2,525)

Balance, September 30, 2006	16,038	(3,342)	12,696

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	(114)	(773)
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	(324)	34	(290)

Balance, September 30, 2006	(983)	(80)	(1,063)

Total stockholders’ equity, September 30, 2006	$52,866	(1,686)	51,180

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(170)	(170)
Common stock issued for
Stock options and restricted stock	—	54	54

Balance, September 30, 2005	455	4,723	5,178

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(698)	(698)
Common stock issued for
Stock options and restricted stock	—	548	548
Acquisitions	12,900	(12,900)	—
Excess capital returned to the Parent Company	(2,510)	2,510	—
Deferred compensation, net	—	(149)	(149)

Balance, September 30, 2005	34,604	(3,783)	30,821

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Purchases of common stock	—	(1,783)	(1,783)
Net income	4,552	384	4,936
Acquisitions	967	(967)	—
Cash dividends	(750)	(1,495)	(2,245)

Balance, September 30, 2005	12,241	(1,155)	11,086

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Acquisitions	8	(8)	—
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,034)	(19)	(1,053)

Balance, September 30, 2005	(248)	(80)	(328)

Total Stockholders’ Equity, September 30, 2005	$47,052	(295)	46,757

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,691	799	5,490
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(22)	(2)	(24)
Provision for credit losses	268	(40)	228
Gain on securitization transactions	(113)	(87)	(200)
Gain on sale of mortgage servicing rights	(23)	—	(23)
Securities transactions	(48)	(23)	(71)
Depreciation and other amortization	759	468	1,227
Trading account assets, net	(1,149)	(51)	(1,200)
Gain (loss) on sales of premises and equipment	(2)	2	—
Contribution to qualified pension plan	(600)	—	(600)
Excess income tax benefits from share-based payment arrangements	—	(130)	(130)
Loans held for sale, net	(3,302)	165	(3,137)
Other assets, net	(8,160)	270	(7,890)
Trading account liabilities, net	1,347	608	1,955
Other liabilities, net	1,736	(399)	1,337

Net cash provided (used) by operating activities	(4,618)	1,580	(3,038)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	29,997	569	30,566
Maturities of securities	13,174	1,012	14,186
Purchases of securities	(31,284)	(1,674)	(32,958)
Origination of loans, net	(20,358)	117	(20,241)
Sales of premises and equipment	154	87	241
Purchases of premises and equipment	(886)	(497)	(1,383)
Goodwill and other intangible assets	(1,936)	1,838	(98)
Purchase of bank-owned separate account life insurance	(1,742)	—	(1,742)
Cash equivalents acquired, net of purchases of banking organizations	1,146	(149)	997

Net cash provided (used) by investing activities	(11,735)	1,303	(10,432)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	2,676	(6,513)	(3,837)
Securities sold under repurchase agreements and other short-term borrowings, net	1,351	(4,555)	(3,204)
Issuances of long-term debt	23,470	7,144	30,614
Payments of long-term debt	(6,221)	82	(6,139)
Issuances of common stock, net	—	547	547
Purchases of common stock	—	(4,124)	(4,124)
Excess income tax benefits from share-based payment arrangements	—	130	130
Cash dividends paid	(2,500)	(25)	(2,525)

Net cash provided (used) by financing activities	18,776	(7,314)	11,462

Increase (decrease) in cash and cash equivalents	2,423	(4,431)	(2,008)
Cash and cash equivalents, beginning of year	23,067	14,558	37,625

Cash and cash equivalents, end of period	$25,490	10,127	35,617

NONCASH ITEMS
Transfer to securities from loans	$2,422	—	2,422
Transfer to securities from loans held for sale	67	—	67
Transfer to loans from loans held for sale	462	—	462
Cumulative effect of an accounting change, net of income taxes	41	—	41
Issuance of common stock for purchase accounting acquisitions	$3,584	379	3,963

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,552	384	4,936
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	185	2	187
Provision for credit losses	139	29	168
Gain on securitization transactions	(96)	(52)	(148)
Gain on sale of mortgage servicing rights	(20)	—	(20)
Securities transactions	(111)	(52)	(163)
Depreciation and other amortization	758	329	1,087
Trading account assets, net	(7,445)	3,731	(3,714)
Loss on sales of premises and equipment	29	61	90
Contribution to qualified pension plan	(284)	(46)	(330)
Loans held for sale, net	(5,610)	(103)	(5,713)
Other assets, net	624	(1,271)	(647)
Trading account liabilities, net	(32)	(1,862)	(1,894)
Other liabilities, net	603	1,366	1,969

Net cash provided (used) by operating activities	(6,708)	2,516	(4,192)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	40,048	1,125	41,173
Maturities of securities	25,193	3,367	28,560
Purchases of securities	(71,436)	(6,422)	(77,858)
Origination of loans, net	(13,216)	(2,236)	(15,452)
Sales of premises and equipment	32	18	50
Purchases of premises and equipment	(550)	(315)	(865)
Goodwill and other intangible assets	(285)	(46)	(331)
Purchase of bank-owned separate account life insurance	(1,705)	—	(1,705)
Cash equivalents acquired, net of purchases of insurance organizations	3,450	(3,432)	18

Net cash used by investing activities	(18,469)	(7,941)	(26,410)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	21,815	3,571	25,386
Securities sold under repurchase agreements and other short-term borrowings, net	6,422	8,356	14,778
Issuances of long-term debt	2,924	3,675	6,599
Payments of long-term debt	(3,913)	(3,599)	(7,512)
Issuances of common stock, net	—	207	207
Purchases of common stock	—	(2,651)	(2,651)
Excess capital returned to Parent company	(2,510)	2,510	—
Cash dividends paid	(750)	(1,495)	(2,245)

Net cash provided by financing activities	23,988	10,574	34,562

Increase (decrease) in cash and cash equivalents	(1,189)	5,149	3,960
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of period	$23,748	18,803	42,551

NONCASH ITEMS
Transfer to securities from loans	$51	—	51
Transfer to securities from loans held for sale	87	—	87
Transfer to loans from loans held for sale	$576	—	576